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                                                                    EXHIBIT 99.4

                          LETTER TO REGISTERED HOLDERS
                 AND THE DEPOSITORY TRUST COMPANY PARTICIPANTS
                                 FOR OLD NOTES

                            BELL MICROPRODUCTS INC.
                         OFFER TO EXCHANGE OUTSTANDING
     3 3/4% CONVERTIBLE SUBORDINATED NOTES DUE 2024 (CUSIP NO. 078137 AB 2)
                         PURSUANT TO ITS EXCHANGE OFFER
              DESCRIBED IN THE PROSPECTUS DATED NOVEMBER 16, 2004

To Registered Holders and The Depository Trust Company Participants:

     Enclosed herewith are copies of the following documents relating to Bell Microproducts Inc.'s (the "Company") exchange offer with respect to its above-listed securities (the "Old Notes"):

          1. Prospectus dated November 16, 2004;

          2. Letter of Transmittal together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup U.S. federal income tax withholding;

          3. Notice of Guaranteed Delivery, to be used in tendering Old Notes if the procedure for book-entry transfer cannot be completed on or before the Expiration Date (as defined in the Prospectus);

          4. Instruction to Registered Holder and/or Book-Entry Transfer Participant from Owner; and

          5. Letter which may be sent to your clients for whose account you hold Old Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with regard to the Exchange Offer.

     The Prospectus dated November 16, 2004 (the "Prospectus") and related Letter of Transmittal (the "Letter of Transmittal") together constitute the "Exchange Offer." Pursuant to the Exchange Offer, the Company is offering to exchange for the Old Notes a like principal amount of 3 3/4% Convertible Subordinated Notes, Series B due 2024 (the "New Notes"). The New Notes will be issued by the Company and except as described in the Prospectus will have terms substantially identical to terms of the Old Notes.

     Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to the Company that (i) the holder is not an "affiliate" of the Company, and (ii) if the tendering holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, we will represent on behalf of such broker-dealer that the Old Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, such broker dealer is not agreeing that it may be deemed to be an "underwriter" within the meaning of the Securities Act. The enclosed Instruction to Registered Holder and/or Book-Entry Transfer Participant from Owner contains an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations.

     The Exchange Offer is subject to various conditions set forth in the Prospectus.

     WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 17, 2004 UNLESS IT IS EXTENDED.
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     Additional copies of the enclosed material may be obtained from us, at the address and telephone number set forth in the Instructions to the Letter of Transmittal.

                                         Very truly yours,

                                         WELLS FARGO BANK, NATIONAL ASSOCIATION

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF BELL MICROPRODUCTS, INC. OR WELLS FARGO BANK, NATIONAL ASSOCIATION OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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